MONRO MUFFLER BRAKE, INC. & SUBSIDIARY                     Exhibit 11.01
COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------


Net income per share was computed by dividing net income by the weighted average number of common and common equivalent shares outstanding.

                                                   Year ended March 31,

                                              1999           1998          1997
                                              ----           ----          ----
                                                      (Dollars in thousands,
                                                      except per share data)
DILUTED

EARNINGS

Net income available to
 common shares                               $ 4,746       $ 9,854       $10,191
                                             =======       =======       =======

SHARES

Weighted average number of
 common shares                                 8,317         8,256         8,187

Assuming conversion of Class
 C Convertible Preferred
 Stock                                           636           636           636

Dilutive effect of
 outstanding options                              44           124           186
                                             -------       -------       -------

Total common and common
 equivalent shares                             8,997         9,016         9,009
                                             =======       =======       =======

DILUTED EARNINGS PER SHARE                   $   .53       $  1.09       $  1.13
                                             =======       =======       =======

BASIC

EARNINGS

Net income available to
 common shares                               $ 4,746       $ 9,854       $10,191
                                             =======       =======       =======

SHARES

Weighted average number of
 common shares                                 8,317         8,256         8,187
                                             =======       =======       =======


BASIC EARNINGS PER SHARE                     $   .57       $  1.19       $  1.24
                                             =======       =======       =======